FIRST HARTFORD CORPORATION DECLARES A DIVIDEND

Manchester, Connecticut, May 30

On May 30, 2006 the Board of Directors of First Hartford Corporation has declared a special cash dividend of $.10 (TEN CENTS) a share for stockholders of record on June 16, 2006, payable June 30, 2006.

Forward Statement: Statements that are not historical facts are forward-looking statements.  The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments.  Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements.  It is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by the Company.  They include, but are not limited to, government regulation, managing and maintaining growth, and the effect of adverse publicity, litigation, competition and other factors that may be identified from time to time in the Company's public announcements.

Contact Person:            Stuart Greenwald
First Hartford Corporation
sgreenwald@firsthartford.com
(860) 646-6555

Source:             First Hartford Corporation